UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2017

____________________

Bats Global Markets, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37732	46-3583191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8050 Marshall Drive, Suite 120 Lenexa, Kansas 66214
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 815-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On February 28, 2017, Bats Global Markets, Inc. (“Bats”) repaid all amounts (including principal, interest and fees) accrued and outstanding under that certain Credit Agreement, dated as of January 31, 2014 (as amended and restated from time to time, the “Credit Agreement”), among Bats, the lenders party thereto, Bank of America, N.A., as administrative agent, and Credit Suisse AG, Cayman Islands Branch, as collateral agent. The Credit Agreement was terminated effective as of February 28, 2017.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 28, 2017, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 25, 2016, among Bats, CBOE Holdings, Inc., a Delaware corporation (“CBOE Holdings”), CBOE Corporation, a Delaware corporation and a wholly owned subsidiary of CBOE Holdings (“Merger Sub”), and CBOE V, LLC, a Delaware limited liability company and a wholly owned subsidiary of CBOE Holdings (“Merger LLC”), (i) Merger Sub merged with and into Bats (the “Merger”), with Bats surviving as a wholly owned subsidiary of CBOE Holdings (the “Surviving Corporation”) and, (ii) following the completion of the Merger, the Surviving Corporation merged with and into Merger LLC (the “Subsequent Merger”), with Merger LLC surviving the Subsequent Merger and continuing as a wholly owned subsidiary of CBOE Holdings (the “Surviving Company”).

At the effective time of the Merger (the “Effective Time”), each outstanding share of Bats common stock (other than shares of Bats common stock held by Bats, CBOE Holdings or any of their respective subsidiaries, held by any stockholder who has properly perfected its rights of appraisal in accordance with Section 262 of the Delaware General Corporation Law (“DGCL”) and unvested restricted shares of Bats common stock granted under any Bats equity incentive plan) was converted to the right to receive, at the election of the holder thereof, (i) 0.3201 of a share of CBOE Holdings common stock, par value $0.01 per share (“CBOE Holdings Common Stock”), and $10.00 in cash (the “Mixed Consideration”), (ii) $14.99 in cash and 0.2577 of a share of CBOE Holdings Common Stock (the “Cash Election Consideration”) or (iii) 0.4452 of a share of CBOE Holdings Common Stock (the “Stock Election Consideration”). Pursuant to the terms of the Merger Agreement, the Cash Election Consideration and the Stock Election Consideration payable in the Merger were calculated based on the volume-weighted average price (rounded to four decimal places) of shares of CBOE Holdings Common Stock on the NASDAQ Stock Market LLC for the period of the ten consecutive trading days ending on February 24, 2017, which was $79.9289. The consideration to be paid to holders of Bats common stock electing to receive the Cash Election Consideration or the Stock Election Consideration in connection with the Merger was subject, pursuant to the terms of the Merger Agreement, to automatic adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of CBOE Holdings Common Stock issued in the Merger was the same as what would have been paid and issued if all holders of Bats common stock were to receive the Mixed Consideration at the Effective Time. No fractional shares of CBOE Holdings Common Stock were issued in the Merger. Accordingly, Bats stockholders became entitled to receive cash in lieu of fractional shares, if any, of CBOE Holdings Common Stock.

As previously announced, the deadline for Bats stockholders to have delivered their Merger Consideration elections in connection with the Merger was 5:00 p.m., New York City Time, on February 24, 2017 (the “Election Deadline”). Holders of Bats common stock outstanding as of the Election Deadline (other than shares of Bats common stock held by Bats, CBOE Holdings or any of their respective subsidiaries, held by any stockholder who properly perfected its rights of appraisal in accordance with Section 262 of the DGCL and unvested restricted shares of Bats common stock granted under any Bats equity incentive plan) that did not make a valid election prior to the Election Deadline were deemed to have elected to receive the Mixed Consideration.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding unexercised option to purchase Bats common stock granted under any Bats stock plan, whether vested or unvested (“Bats Stock Options”), was converted into an option to purchase CBOE Holdings Common Stock, with the same terms and conditions (including vesting schedule) as were applicable to such Bats Stock Option (but taking into account any changes, including any acceleration of vesting of such option, occurring by reason of the transactions contemplated by the Merger Agreement). The number of shares of CBOE Holdings Common Stock subject to each such option to purchase CBOE Holdings Common Stock is equal to the number of shares of Bats common stock subject to the corresponding Bats Stock Option immediately prior to the Effective Time multiplied by 0.4452 (the “Exchange Ratio”) (subject to certain adjustments and rounding), and the exercise price of such option to purchase CBOE Holdings Common

Stock is equal to the per share exercise price under the corresponding Bats Stock Option divided by the Exchange Ratio (subject to certain adjustments and rounding).

In addition, pursuant to the Merger Agreement, at the Effective Time, each outstanding unvested award of restricted Bats common stock granted under any Bats stock plan (“Bats Restricted Shares”) was assumed by CBOE and converted into an award of restricted shares of CBOE Holdings Common Stock, subject to the same terms and conditions that applied to the applicable Bats Restricted Shares immediately prior to the Effective Time (but taking into account any changes, including any acceleration of vesting of such Bats Restricted Shares, occurring by reason provided for in the Merger Agreement). The number of shares of CBOE Holdings Common Stock subject to each such award is equal to the number of shares of Bats common stock subject to the corresponding Bats Restricted Share award multiplied by the Exchange Ratio (subject to rounding).

The foregoing description of the Merger Agreement and the transactions thereunder, including the Merger and Subsequent Merger, is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Bats’ Current Report on Form 8-K filed with the U.S. Securities Exchange Commission (the “SEC”) on September 28, 2016, and is incorporated herein by reference.

The Merger Agreement has been referenced in this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Bats, CBOE Holdings, Merger Sub or Merger LLC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Bats, CBOE Holdings, Merger Sub or Merger LLC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Bats’ or CBOE Holdings’ public disclosures.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Bats has requested that the Bats BZX Exchange (“BZX”) suspend trading in Bats common stock, effective prior to the open of the market on March 1, 2017, and file an application on Form 25 with the SEC to delist Bats common stock from BZX and deregister Bats common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Bats intends to file with the SEC a Form 15 to suspend Bats’ reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Items 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, at the Effective Time, all shares of Bats common stock issued and outstanding immediately prior to the Effective Time (other than shares of Bats common stock held by Bats, CBOE Holdings or any of their respective subsidiaries, held by any stockholder who properly perfected its rights of appraisal in accordance with Section 262 of the DGCL and unvested restricted shares of Bats common stock granted under any Bats equity incentive plan) were converted to the right to receive the Merger Consideration.

Upon the Effective Time, holders of shares of Bats common stock ceased to have any rights as stockholders in Bats, other than the right to receive the Merger Consideration in accordance with the Merger Agreement (other than with respect to Bats, CBOE Holdings or any of their respective subsidiaries) or, in the case of Bats common stock held by stockholders who have properly perfected their rights of appraisal in accordance with Section 262 of the DGCL, appraisal rights.

The information in Items 2.01, 3.01 and 5.03 are in incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Merger and the Subsequent Merger, a change of control of Bats occurred and (i) Bats became a wholly owned subsidiary of CBOE Holdings and, subsequently, (ii) Bats merged with and into Merger LLC, with Merger LLC surviving the Subsequent Merger and continuing as a wholly owned subsidiary of CBOE Holdings. CBOE Holdings paid the cash portion of the Merger Consideration using a combination of cash on hand, the proceeds of a term loan and the proceeds of a registered notes offering.

The information in Items 2.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation. As a result, each of Joe Ratterman, Chris Concannon, Alan H. Freudenstein, Robert W. Jones, John McCarthy, Chris Mitchell, Jamil Nazarali, Frank Reardon and Michael Richter ceased to be a member of the board of directors of Bats and any committees of Bats’ board of directors of which they were members. In connection with the Subsequent Merger, the directors of the Surviving Corporation immediately prior to the effective time of the Subsequent Merger became the directors of the Surviving Company. In connection with the Subsequent Merger, Chris Concannon, Bryan Harkins, John Deters, Chris Isaacson, Brian Schell, Alan Dean and Jeanne Hoffic-Silver became officers of the surviving company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Bats’ certificate of incorporation was amended and restated in its entirety and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Surviving Corporation. The certificate of incorporation and bylaws of the Surviving Corporation, each as in effect immediately following the Effective Time, are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. Pursuant to the terms of the Merger Agreement, following the completion of the Merger, the Surviving Corporation merged with and into Merger LLC, with Merger LLC surviving as the Surviving Company. The certificate of formation and operating agreement of the Surviving Company, each as in effect immediately following the effective time of the Subsequent Merger, are attached hereto as Exhibits 3.3 and 3.4, respectively, and are incorporated herein by reference.

Item 9.01.	Exhibits and Financial Statements.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 25, 2016, by and among CBOE Holdings, Inc., CBOE Corporation, CBOE V, LLC and Bats Global Markets, Inc. (incorporated by reference to Exhibit 2.1 to Bats’ Current Report on Form 8-K filed with the SEC on September 28, 2016)*

3.1	Amended and Restated Certificate of Incorporation of Bats Global Markets, Inc.

3.2	Bylaws of Bats Global Markets, Inc.

3.3	Certificate of Formation of CBOE V, LLC

3.4	Limited Liability Company Operating Agreement of CBOE V, LLC

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE V, LLC Successor by merger to Bats Global Markets, Inc. (Registrant)

By:	/s/ Chris Concannon
Name: Chris Concannon Title: President

Date: February 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 25, 2016, by and among CBOE Holdings, Inc., CBOE Corporation, CBOE V, LLC and Bats Global Markets, Inc. (incorporated by reference to Exhibit 2.1 to Bats’ Current Report on Form 8-K filed with the SEC on September 28, 2016)*

3.1	Amended and Restated Certificate of Incorporation of Bats Global Markets, Inc.

3.2	Bylaws of Bats Global Markets, Inc.

3.3	Certificate of Formation of CBOE V, LLC

3.4	Limited Liability Company Operating Agreement of CBOE V, LLC

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.